UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2008 (March 31, 2008)
National Medical Health Card Systems, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-26749	11-2581812

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

26 Harbor Park Drive, Port Washington, New York	11050

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (516) 626-0007
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On March 31, 2008, National Medical Health Card Systems, Inc. (“NMHC”) entered into an amendment and waiver (the “Amendment and Waiver”) to its current credit agreement (as amended, the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders that are parties thereto. The Amendment and Waiver amends certain definitions in the Credit Agreement, permits declarations of certain cash dividends with respect to NMHC’s Series A 7% Convertible Preferred Stock and waives any defaults under the Credit Agreement that might have occurred in connection with NMHCRX Mail Order, Inc. granting a lien on certain of its assets to a supplier.
     The foregoing description of the Amendment and Waiver does not purport to be complete and is qualified in its entirety by reference to the Amendment and Waiver, which is attached hereto as Exhibit 10.1.
Item 9.01 . Financial Statements and Exhibits.
(d)	Exhibits

10.1	Amendment No. 5 and Waiver to Credit Agreement, dated as of March 31, 2008 to the Credit Agreement dated as of January 28, 2005 by and among NMHC, JPMorgan Chase Bank, N.A., as Administrative Agent and the Lenders party thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2008	NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.
	By:	/s/ George McGinn
George McGinn
General Counsel

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Amendment No. 5 and Waiver to Credit Agreement, dated as of March 31, 2008 to the Credit Agreement dated as of January 28, 2005 by and among NMHC, JPMorgan Chase Bank, N.A., as Administrative Agent and the Lenders party thereto.